Exhibit 99.2

Windstream Board of Directors gives final approval for REIT spinoff and declares prorated cash dividend

Transaction allows Windstream to reduce more than $4 billion in debt and increase network investments to enhance service to customers

Creates new opportunities for both companies to increase shareholder value

Windstream affirms 2015 financial guidance

Release date: March 26, 2015

LITTLE ROCK, Ark. – Windstream Holdings Inc. (Nasdaq: WIN) announced today the company’s board of directors has given final approval, subject to certain terms and conditions, for the tax-free spinoff of select telecommunications network assets into Communications Sales & Leasing, Inc. (CS&L), which will become an independent publicly traded real estate investment trust (REIT). In addition, the company’s board of directors declared a prorated cash dividend subject to the closing of the spinoff.

“The board’s final approval of this innovative strategic transaction significantly advances our commitment to deliver value for shareholders,” said Tony Thomas, president and chief executive officer of Windstream. “Windstream will be a stronger company with less debt and increased capacity to invest in our network to provide advanced communication services to customers. CS&L will provide an attractive yield to shareholders with the ability to grow and diversify.”

Windstream expects to distribute approximately 80.1 percent of CS&L shares on April 24, 2015, to Windstream shareholders of record as of 5 p.m. EDT on April 10, 2015. The distribution is conditioned upon satisfaction of certain customary closing conditions, including financing of the transaction. Windstream intends to use the approximately 19.9 percent retained CS&L shares opportunistically, subject to market conditions, during a 12-month period following the spinoff to reduce debt.

In addition, conditioned on the closing of the spinoff, Windstream will make a cash distribution equivalent to a prorated $.25 quarterly dividend to Windstream shareholders of record as of 5 p.m. EDT on April 10, 2015. Assuming the spinoff closes on April 24, 2015, the cash dividend would be $.0659, and the company would expect to make the payment on April 24, 2015.

Following the spinoff, Windstream will continue to be listed on Nasdaq under the symbol “WIN,” while CS&L expects to list its common stock on Nasdaq under the symbol “CSAL.” Nasdaq has approved the listing of CS&L’s common stock, subject to official notice of issuance.

It is expected that between the record date of April 10, 2015, up to the distribution date, the Windstream stock will trade with “due bills” allowing the Windstream common stock to trade with an entitlement to receive shares of CS&L common stock and the prorated cash dividend on the distribution date. Any holder of Windstream stock who sells shares of Windstream on or before the distribution date may be selling the entitlement to receive shares of the CS&L common stock in the spinoff and the prorated cash dividend. Holders of Windstream common stock are encouraged to consult with their financial advisers regarding the specific implications of selling Windstream common stock on or before the distribution date.

CS&L Shareholder Distribution & Dividend Practice

Upon close of the transaction, Windstream shareholders will retain their Windstream shares and receive one share of CS&L for every five shares of Windstream held. The spinoff is expected to be a tax-free distribution to Windstream shareholders and requires no action by shareholders. Windstream shareholders will receive cash in lieu of fractional shares for amounts of less than one CS&L share. CS&L expects to pay an annual dividend of $2.40 per share.

Windstream Reverse Stock Split & Dividend Practice

Immediately following the distribution of CS&L shares, Windstream will effect a 1-for-6 reverse stock split. Windstream expects to pay an annual dividend of $.60 per share after giving effect to the stock split.

Windstream Financial Outlook for 2015

Windstream also today affirmed its financial guidance for 2015 as provided on Feb. 24, 2015.

Information Statement

CS&L’s Form 10 registration statement in connection with the spinoff has been declared effective by the U.S. Securities and Exchange Commission (SEC). Windstream will promptly begin mailing to its shareholders the information statement that appears as an exhibit to the registration statement. The information statement will provide Windstream shareholders with more information on the spinoff and the details of the transaction. No action is required by Windstream shareholders to receive their CS&L shares.

About Windstream

Windstream, a FORTUNE 500 and S&P 500 company, is a leading provider of advanced network communications and technology solutions, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit the company’s online newsroom at news.windstream.com or follow on Twitter at @WindstreamNews.

Windstream and CS&L claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the completion of the transaction, the effective date of the distribution and other transaction dates, the expected benefits of the transaction, and the pro forma dividend for each company. Such statements are based on estimates, projections, beliefs and assumptions that Windstream and CS&L believe are reasonable but are not guarantees of future events and results. Actual future events and results of operations may differ materially from those expressed in these forward-looking statements as a result of a number of important factors, including, among others: (i) risks related to the timing of the proposed separation, the expected tax treatment of the proposed transaction, the ability of Windstream and CS&L to conduct and expand their respective businesses following the proposed spinoff, the ability of Windstream to reduce its debt by the currently-anticipated amounts, and the diversion of management’s attention from regular business concerns; (ii) the risk that the conditions to the spinoff, including financing of the transaction, are not satisfied; and (iii) those additional factors under the “Risk Factors” sections of Windstream’s Annual Report on Form 10-K for the year ended Dec. 31, 2014, CS&L’s Form 10 filed with the SEC on Oct. 24, 2014, as amended, and in subsequent filings with the SEC at www.sec.gov.

Additional forward-looking statements specific to Windstream include statements regarding Windstream’s 2015 financial guidance. Such statements are based on estimates, projections, beliefs and assumptions that Windstream believes is reasonable but are not guarantees of future events and results. Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•	for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•	the uncertainty regarding the implementation of Federal Communications Commission (“FCC”) universal service and intercarrier compensation reforms, as well as state-level universal service reform, and the potential for additional federal or state government reforms regarding universal service or intercarrier compensation that result in significant loss of revenue to Windstream;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below Windstream’s expected long-term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•	the company’s ability to continue to pay dividends, which may be affected by changes in the company’s cash requirements, capital spending plan, cash tax payment obligations, or financial position, and which is subject to the company’s capital allocation policy and may be changed at any time by the discretion of Windstream’s board of directors;

•	unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer voice lines and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•	those additional factors under “Risk Factors” in Windstream’s Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

-end-

Windstream Media Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Windstream Investor Contact:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

CS&L Contact:

Rob Clancy

rob.clancy@cslreit.com